Exhibit 5.1

DLA Piper LLP (US) 650 S. Exeter Street, Suite 1100 Baltimore, Maryland 21202-4576 www.dlapiper.com T 410 580 3000 F 410 580 30001

March 27, 2025

CID HoldCo, Inc.

500 Old Georgetown Road, Suite 901
Bethesda, Maryland 20814

Re:	CID HoldCo, Inc.

Ladies and Gentlemen:

We have acted as special counsel to CID HoldCo, Inc., a Delaware corporation (the “Company”) and wholly-owned indirect subsidiary of ShoulderUp Acquisition Corp, a Delaware corporation (“SUAC”), in connection with the registration of an additional 4,079,335 shares of common stock, par value $0.0001 per share (the “Registered Shares”). The Registered Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2024 (Registration No. 333-282600) (as amended, the “Initial Registration Statement”) and a registration statement relating to the Initial Registration Statement filed pursuant to Rule 462(b) promulgated under the Securities Act (together with the Initial Registration Statement, the “Registration Statement”) in connection with the Business Combination Agreement, dated March 18, 2024 (the “Business Combination Agreement”), among the Company, SUAC, ShoulderUp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“ShoulderUp Merger Sub”), SEI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“SEI Merger Sub”) and SEE ID, Inc., a Nevada corporation, a copy of which is included as Annex A to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus contained therein, other than as expressly stated herein with respect to the issue of the Registered Shares.

CID HoldCo, Inc.

March 27, 2025

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents“):

(a) the Registration Statement;

(b) the Business Combination Agreement;

(c) a copy of the Company’s Certificate of Incorporation (the “Charter”);

(d) a certificate from the Secretary of State certifying that the Company is a validly existing corporation in good standing in the State of Delaware;

(e) the form of the Company’s Amended and Restated Certificate of Incorporation, to become effective upon the consummation of the business combination, filed as Annex B to the proxy statement forming part of the Initial Registration Statement (the “A&R Charter”);

(f) a copy of the Company’s Bylaws (the “Bylaws”), in effect as of February 24, 2025;

(g) the form of the Company’s Amended and Restated Bylaws, to become effective upon the consummation of the business combination, filed as Annex C to the proxy statement forming part of the Initial Registration Statement (the “A&R Bylaws”);

(h) the specimen Common Stock Certificate of the Company, filed as Exhibit 4.5 to the proxy statement forming part of the Initial Registration Statement;

(l) Originals or copies of such corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Documents and other documents, we have assumed, without independent investigation or verification of any kind:

(i) The genuineness and validity of all signatures (including electronic signatures) and the legal capacity and competency of all natural persons signing all such documents.

(ii) The authenticity and completeness of the originals of the documents submitted to us.

(iii) The completeness and conformity to authentic originals of all documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness, completeness and correctness of the representations and statements made in certificates of public officials and officers of the Company.

CID HoldCo, Inc.

March 27, 2025

Additionally, the opinions expressed below assume:

(i) That the Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization;

(ii) That the Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered, the Documents to which it is a party;

(iii) That each of the Documents is or will be the legal, valid and binding obligation of each party thereto, other than Company, enforceable against each such party in accordance with its terms;

(iv) That the execution, delivery and performance by the Company of the Documents to which it is a party do not and will not, except with respect to Applicable Law, violate any law, rule or regulation applicable to it.

(v) That the execution, delivery and performance by the Company of the Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it;

(vi) That, except with respect to Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect;

(vii): the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (B) any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the transactions contemplated by the Business Combination Agreement will have been obtained; and (C) the other transactions contemplated by the Business Combination Agreement to be consummated concurrent with or prior to the mergers contemplated by the Business Combination Agreement will have been consummated;

(viii) That the A&R Charter, in the form filed as Annex B to the proxy statement forming a part of the Initial Registration Statement, without alteration or amendment (other than identifying the appropriate dates), will be duly authorized and executed and thereafter be duly filed with the Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL (as defined below), that no other certificate or document has been, or prior to the filing of the A&R Charter will be, filed by or in respect of the Company with the Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the A&R Charter;

(ix) That the A&R Bylaws, in the form filed as Annex C to the proxy statement forming a part of the Initial Registration Statement, without alteration or amendment (other than identifying the appropriate dates), will become effective upon the effective time of the business combination;

CID HoldCo, Inc.

March 27, 2025

“Applicable Law” means the federal law of the United States of America, for purposes of our opinion below in paragraph 2, the Documents or the transactions governed by the Documents, and, for purposes of assumption paragraphs (ii) and (iv) above and our opinion paragraphs 1 and 3 below, the General Corporation Law of the State of Delaware, all applicable provisions of the Delaware Constitution, and all applicable judicial and regulatory determinations in connection therewith (collectively, the “DGCL”). Without limiting the generality of the foregoing definition of Applicable Law, the term “Applicable Law” does not include any law, rule or regulation that is applicable to Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that:

1.	The Registered Shares, when issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, will have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Registered Shares. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after the date that the Registration Statement becomes effective.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)